UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2009

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation

On December 1, 2009, Dune Energy, Inc. (the “Company”) filed with the Secretary of State of Delaware a Certificate of Amendment, in the form of Exhibit 3.1.2 attached hereto (the “Certificate of Amendment”), amending its Certificate of Incorporation to effect a 1-for-5 reverse stock split of its outstanding shares of common stock, par value $0.001 per share (the “Reverse Stock Split”). The Certificate of Amendment became effective upon filing.

The foregoing amendment was adopted at the Company’s special meeting held on November 30, 2009 by the holders of approximately 108 million shares of the Company’s common stock, or approximately 63.2% of the issued and outstanding shares as of October 2, 2009, the record date established for the special meeting.

Item 8.01	Other Events.

On December 1, 2009, the Company issued a press release announcing that, at a special meeting of stockholders held on November 30, 2009, the Company’s stockholders voted to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock of 1-for-5.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8- K and is incorporated by reference herein.

Item 9.01	Exhibits

Exhibit	Name of Document

Exhibit 3.1.2	Certificate of Amendment, dated as of December 1, 2009

Exhibit 99.1	Press release, dated December 1, 2009, announcing Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009	DUNE ENERGY, INC.

	By:	/S/ JAMES A. WATT
	Name:	James A. Watt
	Title:	Chief Executive Officer

Index

Exhibit	Name of Document

Exhibit 3.1.2	Certificate of Amendment, dated as of December 1, 2009

Exhibit 99.1	Press release, dated December 1, 2009, announcing Reverse Stock Split